Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Immutep Limited of our report dated October 31, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Immutep Limited’s Annual Report on Form 20-F for the year ended June 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

April 28, 2023